EXHIBIT 4.1

                            PURCHASE AGREEMENT


                               Dated as of

                            December 14, 1998


                                 BETWEEN


                             US AIRWAYS, INC.

                                  AND

                  AIRBUS INDUSTRIE FINANCIAL SERVICES



              CLASS C PASS THROUGH CERTIFICATES, SERIES 1998-1




                            US AIRWAYS, INC.

              CLASS C PASS THROUGH CERTIFICATES, SERIES 1998-1

                           PURCHASE AGREEMENT


                                                          December 14, 1998


 Airbus Industrie Financial Services
 2nd Floor
 George's Dock House
 International Financial Services Centre
 Dublin 1, Ireland

 Dear Sirs:

           US AIRWAYS, INC., a Delaware corporation (the "Company"), proposes that State Street Bank and Trust Company, a Massachusetts trust company, acting not in its individual capacity but solely as pass through trustee (the "Trustee") under the Pass Through Trust Agreement referred to below, issue and sell to Airbus Industrie Financial Services, a corporation formed under the laws of Ireland ("AIFS" or "Purchaser"), its Class C Pass Through Certificates, Series 1998-1 in the aggregate principal amount and with the interest rate and final expected distribution date set forth on
 Schedule I hereto (the "Class C Certificates") on the terms and conditions stated herein.

           The Certificates will be issued pursuant to the Pass Through Trust Agreement dated as of December 4, 1998 (the "Basic Agreement"), between the Company and the Trustee, as supplemented with respect to the Class C Certificates by a separate Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (the "Series C Supplement"), between the Company and the Trustee (the Basic Agreement as supplemented by each Series Supplement being referred to herein as the "Pass Through Agreement" and the trust created thereby being referred to as the "Class C Trust").

           A portion of the proceeds of the offering of the Class C Certificates will be paid to the Trustee to be used to purchase Series C Equipment Notes for the Delivered Aircraft. The remaining cash proceeds of the offering of Class C Certificates will be paid to First Security Bank, National Association, a national banking association, as escrow agent (the "Escrow Agent"), under an Escrow and Paying Agent Agreement among the Escrow Agent, AIFS, the Trustee and State Street Bank and Trust Company, as paying agent (the "Paying Agent"), for the benefit of the holders of the Class C Certificates (the "Escrow Agreement"). The Escrow Agent will deposit such cash proceeds (each, a "Deposit") with Citibank, N.A., a national banking association (the "Depositary"), in accordance with the Deposit Agreement between the Escrow Agent and the Depositary (each, a "Deposit Agreement"), and will withdraw Deposits upon request to allow the Trustee to purchase Equipment Notes from time to time pursuant to a Note Purchase Agreement to be dated as of the Closing Date (the "Note Purchase Agreement") among the Company, State Street Bank and Trust Company, as Trustee, as Subordination Agent (as hereinafter defined), as Paying Agent, and the Escrow Agent. The Escrow Agent will issue receipts to be attached to Class C Certificates ("Escrow Receipts") representing each holder's fractional undivided interest in amounts deposited with such Escrow Agent and will pay to such holders through the related Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the related Deposit Agreement at a rate per annum equal to the interest rate applicable to the corresponding Certificates.

           Certain amounts of interest payable on the Class C Certificates will be entitled to the benefits of a liquidity facility. ABN AMRO Bank N.V., acting through its Chicago branch (the "Liquidity Provider") will enter into a revolving credit agreement with respect to the Class C Trust (the "Liquidity Facility") to be dated as of the Closing Date for the benefit of the holders of the Class C Certificates. The Liquidity Provider and the holders of the Class C Certificates (as well as the Company's Class A Pass Through Certificates, Series 1998-1 (the "Class A Certificates) and the Class B Pass Through Certificates, Series 1998-1 (the "Class B Certificates" and together with the Class A Certificates and the Class C Certificates, the "Pass Through Certificates") will be entitled to the benefits of an Intercreditor Agreement to be dated as of the Closing Date (the "Intercreditor Agreement") among the Trustees, State Street Bank and Trust Company, as subordination agent and trustee thereunder (the "Subordination Agent"), and the Liquidity Provider.

           The Class C Certificates will be offered and sold to the Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Class C Certificates. Copies of the Offering Memorandum have been delivered by the Company to the Purchaser pursuant to the terms of this Agreement. Any references herein to the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the resale of the Class C Certificates by the Purchaser.

           Holders of the Class C Certificates (including the Purchaser and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Agreement, substantially in the form attached hereto as Annex A (the "Registration Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of Certificates (the "Exchange Certificates") which are identical in all material respects to the Class C Certificates (except that the Exchange Certificates will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

           As used herein, the term Offering Memorandum shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement", "amendment", and "amend" as used herein with respect to the Offering Memorandum shall include all documents deemed to be incorporated by reference in the Offering Memorandum that are filed with the Commission pursuant to the Exchange Act after the issue date of such Offering Memorandum and on or prior to the completion of the offering.

           Capitalized terms not otherwise defined in this Agreement shall have the meanings specified therefor in the Pass Through Agreement, the Note Purchase Agreement or the Intercreditor Agreement referred to in the Pass Through Agreement; provided that, as used in this Agreement, the term "Operative Documents" shall mean the Purchase Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Liquidity Facility, the Indentures, the Leases, the Note Purchase Agreement, the Participation Agreements, the Trust Agreements, the Pass Through Agreement, the Pass Through Certificates, the Equipment Notes and the Registration Agreement.

           As used in this Agreement, the term "Financing Agreements" shall mean, collectively, the Note Purchase Agreement, the Pass Through Agreement, the Liquidity Facility, the Pass Through Certificates, the Equipment Notes and the Intercreditor Agreement.

           1. Representations and Warranties. The Company hereby represents and warrants to, and agrees with, you that:

                (a) The Offering Memorandum, as of its date, did not, and the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (b) The Offering Memorandum, as of its date, contains or incorporates by reference all of the information that, if requested by a prospective purchaser of the Class C Certificates, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                (c) Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Class C Certificates to the Purchaser in the manner contemplated by this Agreement and the Offering Memorandum, to register the Class C Certificates under the Securities Act or to qualify the Pass Through Agreement under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                (d) The accountants who certified the financial statements included in or incorporated by reference in the Offering Memorandum are independent public accountants as required by the Securities Act.

                (e) None of the Company or any Trust is an "investment Company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"); and after giving effect to the offering and sale of the Pass Through Certificates and the application of the proceeds therefor as described in the Offering Memorandum, no Trust will be, nor will the escrow arrangements relating to any Trust contemplated by the respective Escrow Agreement result in the creation of, an "investment company", as defined in the Investment Company Act.

                (f) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) or is exempt therefrom.

                (g) The execution and delivery by the Company of this Agreement, the Pass Through Agreement and the other Operative Documents to which the Company is or will be a party, the consummation by the Company of the transactions contemplated herein and therein and in the Offering Memorandum and compliance with the terms hereof and thereof do not and will not result in any violation of the charter or by-laws of the Company and do not and will not conflict with or violate, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any impermissible lien, charge or encumbrance upon any property or assets of the Company under: (i) any indenture, mortgage or loan agreement, or any other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that, individually or in the aggregate, would not have a material adverse effect on the financial condition or on the earnings or business affairs of the Company and its subsidiaries considered as a single entity); (ii) any existing applicable law, rule or regulation; or (iii) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties.

                (h) No authorization, approval, consent, license, order of or registration or filing with, or the giving of notice to, any government, governmental instrumentality or court, domestic or foreign, or other regulatory body or authority (other than, in the case of the Class A Pass Through Certificates and the Class B Pass Through Certificates, with respect to the effectiveness of the Registration Statement under the Securities Act or the qualification of the Pass Through Agreements under the 1939 Act) is required to be obtained or made by the Company for the valid authorization, execution, delivery and performance by the Company of this Agreement or any of the Operative Documents to which the Company is a party or the consummation of the transactions contemplated by this Agreement or any such Operative Documents, except such as may be required under (i) in the case of the Class A Pass Through Certificates and the Class B Pass Through Certificates, the securities or Blue Sky laws of the various states or (ii) the Transportation Code and the Uniform Commercial Code as in effect in Delaware and Virginia, which filings or recordings referred to in this clause (ii), with respect to any particular set of Financing Agreements, shall have been made or duly presented for filing or recordation in all material respects or shall be in the process of being duly filed or filed for recordation in all material respects, on or prior to the applicable Closing Date (as defined in the Note Purchase Agreement) for the Aircraft related to such Financing Agreements.

                (i) This Agreement has been duly authorized by all necessary corporate action and duly executed and delivered by the Company. The Operative Documents to which the Company is or will be a party will be duly executed and delivered by the Company on or prior to the Closing Date (as defined herein) or the applicable Closing Date (as defined in the Note Purchase Agreement), as the case may be.

                (j) The Operative Documents to which the Company is or will be a party have been duly authorized by all necessary corporate action, will each be substantially in the form heretofore supplied to you and will constitute, when duly executed and delivered by the Company (assuming that such Operative Documents constitute valid and binding obligations of each other party thereto), valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the 1939 Act. The Class C Certificates and the Operative Documents will conform in all material respects to the descriptions thereof in the Offering Memorandum.

                (k) When executed, issued, authenticated and delivered pursuant to the provisions of the Pass Through Agreement and sold and paid for as provided in this Agreement, the Class C Certificates will constitute valid and legally binding obligations of the Trustee enforceable in accordance with their terms, except to the extent that enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Class C Certificates will be entitled to the benefits provided by the Pass Through Agreement. When executed, authenticated, issued and delivered in the manner provided for in the Escrow Agreement to which the Class C Pass Through Trustee is a party, the Escrow Receipt will be legally and validly issued and will be entitled to the benefits of the related Escrow Agreement.

                (l) The Equipment Notes to be issued under each applicable Indenture, when duly executed and delivered by the related Owner Trustee or the Company, as the case may be, and duly authenticated by the Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of such Owner Trustee or the Company, as the case may be, enforceable in accordance with their terms, except that enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the holders thereof will be entitled to the benefits of such Indenture.

                (m) No Appraiser (as defined in the Offering Memorandum) is an affiliate of the Company or has a substantial interest, direct or indirect, in the Company. None of the officers and directors of any Appraiser is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                (n) The Class C Certificates satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                (o) Neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Class C Certificates in a manner that would require registration of the Class C Certificates under the Securities Act.

                (p) None of the Company or any of its affiliates or any other person acting on its or their behalf has engaged, in connection with the offering of the Class C Certificates, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

           The parties agree that any certificate signed by a duly authorized officer of the Company and delivered to Purchaser, or to counsel for the Purchaser, on the Closing Date and in connection with this Agreement or the offering of the Certificates, shall be deemed a representation and warranty by (and only by) the Company to the Purchaser as to the matters covered thereby.

           2. Purchase and Delivery. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to cause the Trustee to sell to AIFS, and AIFS agrees to purchase from the Trustee the principal amount of Class C Certificates at a purchase price of 100% of the aggregate stated principal amount thereof (the "Purchase Price"). Concurrently with the issuance and sale of the Class C Certificates, the Company shall cause the Escrow Agent to issue and deliver to the Trustee the Escrow Receipts in accordance with the terms of the Escrow Agreement, which Escrow Receipts shall be attached to the related Class C Certificates.

                (b) Delivery of and payment of the Purchase Price for the Class C Certificates to be purchased by you (with attached Escrow Receipts) shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, 1440 New York Avenue, N.W., Washington, D.C. 20005 (or at such other place as shall be agreed upon by you and the Company) at 10:00 A.M., New York City time, on the date hereof or such other date (which date shall be no later than the seventh business day after the date hereof), time and place as may be agreed upon by the Company and you (such date and time of delivery and payment for the Class C Certificates (with attached Escrow Receipts) being herein called the "Closing Date"). Delivery of the Class C Certificates (with attached Escrow Receipts) issued by the Class C Trust shall be made to an account designated by you in writing to the Company at the Depository Trust Company ("DTC") against payment by you of the Purchase Price therefor by wire transfer of immediately available funds to the account and in the manner specified in the related Escrow Agreement. The Class C Certificates (with attached Escrow Receipts) issued by the Class C Trust shall be in the form of one or more fully registered global certificates, and shall be deposited with the Class C Trustee as custodian for DTC and registered in the name of Cede & Co.

           3. Conditions to Closing. The obligation of AIFS to purchase and pay for the Class C Certificates pursuant to this Agreement are subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the officers of the Company made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:

                (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading in the rating accorded the Class C Certificates by Standard & Poor's Ratings Service set forth in the Offering Memorandum other than a downgrade caused by a downgrade in the rating of the Company.

                (b) (i) Each of the representations and warranties of the Company contained herein shall be true and correct as of the Closing Date (except to the extent that a representation or warranty expressly relates to an earlier or later date, in which case it will be true and correct as of such date); (ii) each of the conditions precedent set forth in Section 6 of that certain Letter Agreement, dated as of October 31, 1997 (the "Letter Agreement") between AVSA, S.A.R.L. and the Company shall have been satisfied; (iii) no Termination Event as described in Section 7 of the Letter Agreement shall have occurred; and (iv) the Company shall have performed in all material respects all of its obligations to be performed hereunder on or prior to the Closing Date; provided that the condition set forth in Section 6(b) of the Letter Agreement shall be deemed satisfied if the Company delivers to the Indenture Trustee an opinion with respect to
 Section 1110 of the U.S. Bankruptcy Code meeting the requirements described in the section of the Offering Memorandum captioned "Description of Equipment Notes Remedies"; and AIFS shall have received on the Closing Date a certificate, dated the Closing Date and signed by a Vice President or Treasurer of the Company, to the effect that each of the foregoing clauses
 (i) through (iv) is true as of the Closing Date. The officer signing and delivering such certificate may rely on the best of his or her knowledge.

                (c) AIFS shall have received on the Closing Date an opinion, dated the Closing Date, from the General Counsel, Deputy General Counsel or Associate General Counsel of the Company, in form satisfactory to AIFS and AIFS' counsel, to the effect that:

                     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all necessary corporate power and authority under such laws to own its properties, to conduct its business as described in the Offering Memorandum, to enter into this Agreement and each of the Operative Documents to which it is a party and to perform its obligations hereunder and thereunder (except where the failure to have such power or authority would not have a material adverse effect on the Company); and the Company is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company);

                     (ii) The Company is an "air carrier" and a "citizen of the United States" within the meaning of the Transportation Code, and is an "air carrier operating under a certificate of convenience and necessity issued by the Civil Aeronautics Board" within the meaning of 11 U.S.C. section 1110; the descriptions in the Offering Memorandum with respect to statutes, contracts, administrative orders and regulations and legal and governmental proceedings are accurate and fairly summarize the information required to be shown; and there are, to the best of our counsel's knowledge, no statutes, administrative orders or regulations or pending or threatened legal or governmental proceedings required to be described in the Offering Memorandum which are not described as required, nor any contracts or documents of a character required to be described or referred to in the Offering Memorandum, that are not so described, referred to or filed as required;

                     (iii) The statements in the Offering Memorandum as to the routes that the Company presently operate or is authorized to operate are correct in all material respects. Except as disclosed in the Offering Memorandum, no action or proceeding has been instituted or to such counsel's knowledge, has been threatened by the United States Department of Transportation, the Federal Aviation Administration or the aeronautical authorities of any other country that would impair the Company's ability to operate such routes;

                     (iv) This Agreement has been duly authorized, executed and delivered by the Company;

                     (v) No authorization, approval, consent, license, order of, or registration with, or the giving of notice to, any government, governmental instrumentality, or court, domestic or foreign, or other regulatory body or authority (other than, in the case of the Class C Certificates, with respect to the qualification of the Basic Agreement under the 1939 Act and other than, in the case of the Class C Certificates, with respect to the securities or Blue Sky laws of the various states and with respect to any registration, filing or recording that may be required under the Transportation Code and the Uniform Commercial Code as in effect in various jurisdictions) is required to be obtained or made by the Company for the valid authorization, issuance, sale and delivery of the Class C Certificates and the Equipment Notes relating thereto or for the valid authorization, execution, delivery and performance by the Company of this Agreement and each of the Operative Documents to which the Company is or will be a party or the consummation of the transactions contemplated by this Agreement and such Operative Documents;

                     (vi) The execution and delivery by the Company of this Agreement, the related Pass Through Agreement and the Operative Documents to which the Company is or will be a party, the issuance and sale of the Class C Certificates and the related Equipment Notes, the issuance of the Escrow Receipts attached to the Class C Certificates, the consummation by the Company of the transactions contemplated herein and therein and in the Offering Memorandum and compliance with the terms hereof and thereof do not and will not result in any violation of the charter or by-laws of the Company and do not and will not conflict with or violate, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any impermissible lien, charge or encumbrance upon any property or assets of the Company under (A) any indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which the Company is a party or by which either it be bound or to which any of its properties may be subject (except for such conflicts, breaches, defaults, violations, liens, charges or encumbrances that, individually or in the aggregate, would not have a material adverse effect on the financial condition or on the earnings or business affairs of the Company and its subsidiaries considered as a single entity); (B) any existing applicable law, rule or regulation (other than the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion); or (C) any judgment, order or decree known to such counsel of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties;

                     (vii) No default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or filed as an exhibit to the Registration Statement on Form S-3 (File No. 333-64425) filed by the Company with the Securities and Exchange Commission (the "Registration Statement");

                     (viii)  Except as disclosed in the Offering
      Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of such counsel, threatened against or affecting the Company that might reasonably be expected to result in any material adverse change in the financial condition or in the earnings or business affairs of the Company, or that could adversely affect the consummation of the transactions contemplated by this Agreement or any of the other Operative Documents to which the Company is or will be a party; and

                     (ix) Such counsel has participated in the preparation of the and the Offering Memorandum and the documents incorporated by reference in the Offering Memorandum and no facts have come to such counsel's attention that lead such counsel to believe that the Offering Memorandum or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Offering Memorandum was issued, at the time any amended or supplemental Offering Memorandum was issued or as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (d) You shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit A hereto.

                (e) You shall have received on the Closing Date an opinion of Bingham Dana, LLP, counsel for State Street Bank and Trust Company, individually and as Trustee, Subordination Agent and Paying Agent, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit B hereto.

                (f) You shall have received on the Closing Date an opinion of Ray, Quinney & Nebeker, counsel for the Escrow Agent, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit C hereto.

                (g) You shall have received an the Closing Date an opinion of Vedder, Price, Kaufman & Kammholz, counsel for the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit D hereto.

                (h) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Depositary for the Class C Trust, dated the Closing Date, and an opinion of in-house counsel to the Depositary, dated the Closing Date, each in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit E hereto.

                (i) Each of the Appraisers shall have furnished to AIFS a letter from such Appraiser, addressed to the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers
 (i) is not an affiliate of the Company or any of its affiliates; (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates; and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                (j) At the Closing Date, each of the Operative Documents shall be in form and substance reasonably satisfactory to you and (other than the Indentures, Leases and Participation Agreements) shall be duly executed and delivered by each of the parties thereto; the representations and warranties of the Company contained in each of such executed Operative Documents shall be true and correct in all material respects as of the Closing Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date) and you shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Date, to such effect.

                (k) You shall have received on each of the date of this Agreement and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from the Company's independent public accountants, containing statements and information of the type customarily included in accountants' "agreed upon procedures letters" to underwriters with respect to the financial statements and certain other financial or statistical data and certain financial information contained in or incorporated by reference into the Offering Memorandum.

                (l) The Class A Certificates and Class B Certificates (in each case with attached Escrow Receipts) in the amount and containing the terms described in the Offering Memorandum shall be concurrently issued and purchased by the Underwriters.

           4. Representations and Warranties of the Purchaser. AIFS represents and warrants to the Company and the Class C Trust that:

                (a) It understands that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Pass Through Agreement relating to the Class C Certificates and it agrees to be bound by, and not to resell, pledge or otherwise transfer the Class C Certificates except in compliance with or pursuant to a transaction exempt from, such restrictions and conditions and the Securities Act.

                (b) It understands that the Class C Certificates have not been registered under the Securities Act, are being sold to it in a transaction that is exempt from the registration requirements of the Securities Act and that the Class C Certificates may not be reoffered or resold except as permitted in the following sentence. It agrees that, if it should sell any Class C Certificate within two years after the later of the original issuance of such Class C Certificate and the last date on which such Class C Certificate is owned by US Airways, the Trustee or any affiliate of any of such persons, that if it should sell any Certificate, it shall do so only (A) to US Airways, Inc., (B) to a person who it reasonably believes is a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) to an institutional "accredited investor" acquiring $100,000 or more aggregate principal amount of such Certificate that, prior to such transfer, furnished to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of such Certificate (the form of which letter can be obtained from the Trustee), (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available),
 (E) in accordance with another exemption from the Securities Act or (F) pursuant to an effective registration statement under the Securities Act; and it further agrees to provide to any person purchasing any of the Certificates from it (other than pursuant to clauses (D) and (F) above) a notice advising such purchaser that resales of such Certificates are restricted as stated in the Trust Supplement No. 1998-1C.

                (c) It understands that, on any proposed resale of any Class C Certificates as contemplated by clause (B) of paragraph (b) above, it shall be required to furnish to US Airways and to the Trustee such certifications, legal opinions and other information as US Airways and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. It further understands that the Class C Certificates purchased by it shall bear a legend to the foregoing effect.

                (d) It is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Class C Certificates, and it and any accounts for which it is acting are each able to bear the economic risks of its or their investments.

                (e) It is not acquiring the Class C Certificates with plan assets of any plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

           5. Further Agreements of the Company. The Company agrees with the Purchaser:

                (a) At any time prior to the first to occur of (i) the date on which the Purchaser receives freely transferable Exchange Certificates in a Registered Exchange Offer (including as a result of the Purchaser having to deliver a prospectus in connection with any resale of Exchange Certificates), (ii) the date on which a Shelf Registration Statement is declared effective, (iii) the date on which the Purchaser ceases to own any Securities (each of the foregoing capitalized terms are used as defined in the Registration Agreement) and (iv) the date that is the second anniversary of the Closing Date (the "Applicable Date"), to advise the Purchaser promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Purchaser promptly of any order preventing or suspending the use of the Offering Memorandum, of any suspension of the qualification of the Class C Certificates for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

                (b) To furnish promptly to the Purchaser as many copies of the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                (c) Prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Purchaser and counsel for the Purchaser and not to effect any such amendment or supplement to which the Purchaser shall reasonably object by notice to the Company after a reasonable period to review;

                (d) If, at any time prior to the Applicable Date, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Purchaser or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law (or to contain current financial information, which may be incorporated by reference), at the request of the Purchaser, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

                (e) For so long as the Class C Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Class C Certificates and prospective purchasers of the Class C Certificates designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Class C Certificates and prospective purchasers of the Class C Certificates designated by such holders);

                (f) To promptly take from time to time such actions as the Purchaser may reasonably request to qualify the Class C Certificates for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Purchaser may designate and to continue such qualifications in effect until the Applicable Date; and to arrange for the determination of the eligibility for investment of the Class C Certificates under the laws of such jurisdictions as the Purchaser may reasonably request; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

                (g) Arrange for the Class C Certificates to be eligible for clearance and settlement through DTC;

                (h) Not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Class C Certificates to the Purchaser in a manner which would require registration of the Class C Certificates under the Securities Act;

                (i) Except following the effectiveness of a Registration Statement (as defined in the Registration Agreement), not to, and to cause its affiliates not to, authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Class C Certificates by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Class C Certificates as contemplated by this Agreement; and

                (j) In connection with sales or potential sales of the Class C Certificates by the Purchaser, the Company agrees to make its officers, employees, independent accountants and legal counsel reasonably available to the Purchaser in connection with each filing of a Form 10-Q, Form 10-K or a Form 8-K by the Company; provided that the reasonable out-of-pocket fees and expenses of the Company incurred in connection therewith for such accountants and legal counsel shall be paid by Purchaser; provided further that if at the time Purchaser requests access to the Company's accountants and legal counsel the Company is engaged in a securities offering and is otherwise making its accountants and legal counsel available in connection therewith Purchaser shall only be responsible for any such expenses that the Company would not otherwise have incurred.

           6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless AIFS, its affiliates, their respective officers, directors, representatives, employees and agents and each person, if any, who controls AIFS within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue or alleged untrue statement of a material fact contained in the Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

                (b)  [RESERVED]

                (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or
 (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one firm ( in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by AIFS in the case of parties indemnified pursuant to paragraph (a) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                (d) To the extent the indemnification provided for in paragraph (a) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and AIFS, on the other hand, from the offering of the Class C Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and AIFS on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer in connection with the offering of such Securities shall be deemed to be in the same proportion as the aggregate consideration received by the Trust from the sale by the Trust of such Securities (or securities which were exchanged into such Securities) bears to the aggregate consideration received by such Holder in connection with the resale of such Securities, and such Holder shall be deemed to have received the rest of the benefits. The relative fault of the Company on the one hand and of AIFS on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by AIFS and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                (e) The Company and AIFS agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, AIFS shall not be required to contribute any amount in excess of the amount by which the total price at which the Class C Certificates sold by it were sold exceeds the principal amount of such Class C Certificates. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of AIFS or any person controlling AIFS or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Class C Certificates. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of AIFS or any person controlling AIFS or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Class C Certificates.

           7.   Termination.   This Agreement shall be subject to
 termination in your absolute discretion, by oral notice confirmed in writing, given by you to the Company, if prior to delivery of and payment for the Class C Certificates any of the events described in Section 3(a) or
 Section 3(b)(iii) occur, and it shall also automatically terminate immediately if prior to delivery of and payment for the Class C Certificates upon the termination of (x) the Underwriting Agreement, dated as of December 4, 1998, among the Company and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Salomon Smith Barney Inc. or (y) the Letter Agreement.

           8. Notices. All notices and other communications under this Agreement shall be in writing, unless otherwise stated herein, and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you at 2nd Floor, George's Dock House, International Financial Services Centre, Dublin 1, Ireland, Attention: Legal Department; and notices to the Company shall be directed to it at US Airways, Inc., Crystal Park Four, 2345 Crystal Drive, Arlington, VA 22227, Attention: Treasurer.

           9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

           10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

           11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

           12.  Effect of Operative Documents.   (a) The financing
 contemplated hereby shall constitute (i) a Seller Financing, (ii) a Qualifying Financing Transaction and (iii) a utilization in full of the Seller Commitment (as each such term is defined in the Letter Agreement), in each case with respect to the Aircraft described in the Offering Memorandum, in an amount equal to the aggregate principal amount of the Class C Certificates issued on the Closing Date, less any amount of Deposits returned to AIFS pursuant to the Operative Documents. Solely with respect to the financing contemplated by the Operative Documents, and except as provided in the next succeeding sentence and in Section 13 hereof, the terms and conditions of the Operative Documents will, as of the Closing Date, supersede and replace the general terms and conditions set forth in Sections 3 and 4 of the Letter Agreement. Without limiting or affecting the parties' rights or obligations hereunder or under the Registration Agreement, the terms and conditions set forth (i) under the captions "Transfer Rights" and "Transaction Expenses" in Section 4 of the Letter Agreement and (ii) except as expressly set forth in that certain Consent, Waiver and Acknowledgment Agreement, dated the date hereof, among the Company, US Airways Group, Inc., and AVSA, S.A.R.L., in all sections of the Letter Agreement (other than Sections 3 and 4) shall survive the execution and delivery hereof and of the Operative Documents and the Financing Agreements and shall remain in full force and effect in accordance with their terms, including, without limitation, with respect to the financing contemplated by the Operative Documents.

                (b) Without limiting the first sentence of paragraph (a) of this Section 12, neither this Agreement nor the consummation of the financing contemplated hereby shall in any way limit or affect the application of the Letter Agreement to any other proposed utilization of the Seller Commitment.

           13. Covenants as to Letter Agreement. The Company covenants that the aggregate principal amount of the Series C Equipment Notes issued with respect to all of the Aircraft described in the Offering Memorandum shall not exceed the Seller Commitment. The Company further covenants that the aggregate principal amount of the Series C Equipment Notes issued with respect to each Aircraft described in the Offering Memorandum shall not exceed the Available Per Aircraft Financing Amount (in each case as defined in Section 1 (a) of the Letter Agreement) with respect to such Aircraft. The financing of each aircraft will comply with the last sentence of the first paragraph of the section of the Letter Agreement captioned "General Terms and Conditions Documentation Tax Indemnities." In addition, the Equipment Notes issued with respect to any aircraft will comply with the final sentence of Section 1(g) of the Letter Agreement. The covenants set forth in this Section 13 shall apply only if AIFS owns one or more Class C Certificates.

           IN WITNESS WHEREOF, we have executed this Purchase Agreement as of the date first written above.


                                   Very truly yours,

                                   US AIRWAYS, INC.


                                   By: /s/ Thomas A. Mutryn
                                       ------------------------------
                                       Name:  Thomas A. Mutryn
                                       Title: Sr. V.P., Finance & CFO


 Accepted as of the date hereof

 Airbus Industrie Financial Services


 By: /s/ Yann Ballet
     -------------------------------
     Name:  Yann Ballet
     Title: Managing Director



                                 SCHEDULE I

              CLASS C PASS THROUGH CERTIFICATES, SERIES 1998-1


      Pass Through              Aggregate       Interest     Final Expected
 Certificate Designation    Principal Amount      Rate     Distribution Date
 -----------------------    ----------------    --------   -----------------
       1998-1C                $141,366,000        6.82%      July 30, 2014




                                                                  Exhibit A


        FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

           Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

           1. Each of the Pass Through Documents to which US Airways is a party is a valid and binding obligation of US Airways enforceable against US Airways in accordance with its terms.

           2. Each of the Pass Through Agreement, the Intercreditor Agreement, the Note Purchase Agreement and the Escrow Agreements is a valid and binding obligation of each Trustee that is a party thereto enforceable against such Trustee in accordance with its terms.

           3. Each of the Liquidity Facilities, the Intercreditor Agreement and the Note Purchase Agreement is a valid and binding obligation of the Subordination Agent enforceable against the Subordination Agent in accordance with its terms.

           4. Each of the Escrow Agreements, the Deposit Agreements and the Note Purchase Agreement is a valid and binding obligation of each Escrow Agent that is a party thereto enforceable against each such Escrow Agent in accordance with its terms.

           5. Each of the Escrow Agreements and the Note Purchase Agreement is a valid and binding obligation of the Paying Agent that is a party thereto enforceable against such Paying Agent in accordance with its terms.

           6. The Pass Through Certificates and the Class C Certificates are lawfully and validly Outstanding (as such term is defined in the Pass Through Agreements) under the related Pass Through Agreement and are entitled to the benefits of such Pass Through Agreement.

           7. The Escrow Receipts are validly issued and outstanding and are entitled to the benefits of the applicable Escrow Agreement.

           8. The statements set forth under the headings "Description of the Certificates", "Description of the Escrow Agreements", "Description of the Liquidity Facilities", "Description of the Intercreditor Agreement" and "Description of the Equipment Notes" in the Prospectus Supplement incorporated in the Offering Memorandum, and the statements set forth under the heading "Description of the Deposit Agreement" and "Registered Exchange Offer; Registration Rights; Liquidated Damages" of the Offering Memorandum, insofar as such statements purport to summarize certain provisions of the Pass Through Certificates, the Class C Certificates, the Pass Through Agreements, the Deposit Agreements, the Escrow Agreements, the Escrow Receipts, the Liquidity Facilities, the Intercreditor Agreement, the Equipment Notes, the Trust Agreements, the Trust Indentures, the Trust Supplements, the Leases and the Lease Supplements, provide a fair summary of such provisions.

           9. The statements set forth under "ERISA Considerations" in the Prospectus Supplement incorporated in the Offering Memorandum, insofar as such statements purport to summarize certain federal laws of the United States, provide a fair summary of such laws.

           10. The statements set forth under "Description of the Equipment Notes--Remedies" in the Prospectus Supplement incorporated in the Offering Memorandum, insofar as such statements purport to summarize provisions of
 Section 1110 of the Bankruptcy Code, provide a fair summary of such provisions.

           11. Subject to the assumptions set forth in this letter and the assumptions and qualifications set forth in the discussion in the Prospectus and the Prospectus Supplement incorporated in the Offering Memorandum under the heading "Certain United States Federal Income Tax Consequence" (the "Discussions"), we are of the opinion that (i) each Pass Through Trust will not itself be subject to U.S. federal income taxation, and (ii) the Discussions, insofar as they purport to address the federal income tax laws of the United States, are accurate in all material respects. In addition, we express no opinion as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Discussions. Further, there can be no assurances that the opinion expressed herein will be accepted by the Internal Revenue Service (the "IRS"), or, if challenged, by a court. In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS, and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change or differing interpretations at any time, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue or incorrect.

           12. None of the Company or any of the Covered Trusts is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"); and after giving effect to the offering and sale of the Pass Through Certificates and the application of the proceeds thereof as described in the Prospectus and the Prospectus Supplement, neither the Covered Trusts nor the escrow arrangements contemplated by the Escrow Agreements will result in the creation of an "investment company" within the meaning of the Investment Company Act.

           13. The issuance and sale of the Class C Certificates to AIFS pursuant to the Purchase Agreement, the issuance and sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement, the issuance of the Escrow Receipts attached to the Class C Certificates and the Pass Through Certificates and the valid authorization, execution and delivery of the Pass Through Documents to which it is a party by US Airways and the performance by US Airways of its respective obligations under the Pass Through Documents to which it is a party do not require US Airways to obtain or effect any consent, approval, authorization, registration or qualification of or with any governmental agency or body of the United States of America (excluding the Transportation Code and rules and regulations of the FAA) or the State of New York, except such as may be required by the "Blue Sky" laws of the various states in connection with the purchase and distribution of the Class C Certificates and by the Company's performance of its obligations under the Registration Rights Agreement and, with regard to the Pass Through Certificates only, except such as are required under the Securities Act of 1933, as amended (the "1933 Act"), and the Trust Indenture Act of 1939, as amended (the "1939 Act").

           14. Neither the execution and delivery by US Airways of the Pass Through Documents to which US Airways is a party nor the compliance by US Airways with the respective terms thereof that are applicable to it will contravene any law, rule or regulation of the State of New York or the United States of America generally applicable to transactions of this type.

           15. Each of the Escrow Agreements creates a valid escrow under New York law and a valid equitable interest in the escrowed property in favor of the corresponding Trustee. Neither a New York court nor a United States federal court applying New York law or the Bankruptcy Code (in the case of a holder of an Escrow Receipt that is eligible for relief under
 Section 109 of the Bankruptcy Code), if properly presented with the issue and after having properly considered such issue, would permit any holder of an Escrow Receipt to terminate the related Escrow Agreement, except in accordance with its terms.

           16. So long as an Escrow Agreement has not been terminated and whether or not any insolvency proceeding has been commenced, creditors of any person that is a holder of an Escrow Receipt issued under the Escrow Agreement, a receiver, liquidator, or holder of a lien against the assets of any such person, and any trustee in bankruptcy of such a person (if the person is eligible for relief under section 109 of the Bankruptcy Code) (collectively, the "Creditors") may acquire valid claims or liens, as to the Deposits established under the Deposit Agreement and as to the related Deposit Agreement and Escrow Agreement, only against the rights of the holder of the Escrow Receipt under the Escrow Agreement and do not have, and may not through the enforcement of such Creditors' rights acquire, any greater right than the holder of the Escrow Receipt with respect to the Deposits, Deposit Agreement or Escrow Agreement.

           17. No creditor of US Airways or any of its subsidiaries, and no holder of a lien against the assets of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced), may acquire valid claims or liens as to the Deposits and the related Deposit Agreements and Escrow Agreements.

           18. Assuming, without independent investigation, (i) the accuracy of the representations and warranties of the Company set forth in
 Section 2 of the Purchase Agreement and of AIFS in Section 4 of the Purchase Agreement, (ii) the due performance by the Company of the covenants and agreements set forth in Section 3 and Section 5 of the Purchase Agreement, and (iii) compliance by AIFS with the offering and transfer procedures and restrictions described in the Offering Memorandum, the offer, sale and delivery of the Class C Certificates to AIFS in the manner contemplated by the Purchase Agreement and the Offering Memorandum do not require registration under the 1933 Act, and the Indenture does not require qualification under the 1939 Act, it being understood that we express no opinion as to any subsequent resale of any Class C Certificates.





                                                                  Exhibit B

                    FORM OF OPINION OF BINGHAM DANA LLP

 Based upon the foregoing, we are of the opinion that:

           1. State Street is a Massachusetts trust company, validly formed and authorized to operate as a state-chartered trust company under the laws of the Commonwealth of Massachusetts and has the requisite corporate and trust power, authority and legal right to execute, deliver and perform its obligations under the State Street Documents and, in its capacity as Pass Through Trustee, has requisite corporate power, authority and legal right to issue and execute the Class C Certificates delivered on the date herewith.

           2.   The execution, delivery and performance by State
 Street, in its individual capacity or as Pass Through Trustee, Subordination Agent and Paying Agent, as the case may be, of the State Street Documents and the consummation by State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent and Paying Agent, as the case may be, of the transactions contemplated thereby and compliance by State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent and Paying Agent, as the case may be, with the terms thereof including, without limitation, the execution and issuance of Class C Certificates delivered on the date herewith, have been duly authorized by all necessary corporate action on the part of State Street, and neither the execution and delivery thereof nor the consummation by State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent and Paying Agent, as the case may be, of the transactions contemplated thereby nor compliance by State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent and Paying Agent, as the case may be, with any of the terms and provisions thereof (i) does or will violate or result in a breach of, or constitute any default under, State Street's charter documents or by-laws or the provisions of any indenture, mortgage, contract or other agreement, in each case known to us, to which it is a party or by which it or any of its properties is or may be bound or affected or (ii) does or will violate any law or governmental rule or regulation of the United States governing the banking or trust powers of State Street or of the Commonwealth of Massachusetts, or any order or judgment known to us and applicable to or binding on State Street.

           3. Neither the execution and delivery by State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent and Paying Agent, as the case may be, of the State Street Documents or the issuance of the Offered Certificates issued and delivered on the date herewith nor the performance by State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent and Paying Agent, as the case may be, of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any federal or Massachusetts governmental authority or agency governing the banking or trust powers of State Street or under any Massachusetts law.

           4. Each of the State Street Documents has been duly executed and delivered by State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent and Paying Agent, as the case may be, and is the legal, valid and binding obligation of State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent and Paying Agent, as the case may be, enforceable against State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent and Paying Agent, as the case may be, in accordance with its terms.


           5. The Class C Certificates issued on and dated the date herewith have been duly issued, authenticated and delivered by State Street pursuant to the terms of the State Street Documents.

           6. To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no pending or overtly threatened actions or proceedings against State Street before any court or administrative agency or arbitration board or tribunal which individually or in the aggregate, if determined adversely to it, could reasonably be expected to affect materially adversely the ability of State Street to perform its obligations under the State Street Documents.

           7. There are no taxes, fees or other governmental charges ("Taxes") payable under the laws of the Commonwealth of Massachusetts with respect to the execution of and delivery by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of any of the State Street Documents (except for Taxes on any fees payable to State Street in its individual capacity) which would not have been imposed if State Street did not have its principal place of business in Massachusetts or did not perform its administrative duties under the State Street Documents in Massachusetts, and, assuming that the trust created by the Trust Agreement will not be taxable as a corporation, but, rather, will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, (i) such trust will not be subject to any fees, taxes or other charges imposed by the Commonwealth of Massachusetts or any political subdivision or taxing authority thereof based on income, receipts, value or otherwise, and (ii) Holders that are not residents of or otherwise subject to tax in Massachusetts will not be subject to any taxes imposed by the Commonwealth of Massachusetts or any political subdivision or taxing authority thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.





                                                                  Exhibit C

                 FORM OF OPINION OF RAY, QUINNEY & NEBEKER

 Based on and subject to the foregoing, we are of the opinion that:

           1. The Escrow Agent is a national banking association duly organized and validly existing in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States of America pertaining to its banking, trust and fiduciary powers to conduct its business and operations as currently conducted and to enter into, execute and deliver the Operative Agreements to which the Escrow Agent is a party (the "Transaction Documents") and perform its obligations thereunder.

           2.   The execution, delivery and performance by the Escrow
 Agent of the Transaction Documents, the consummation by the Escrow Agent of the transactions contemplated thereby and compliance by the Escrow Agent with the terms thereof (i) have been duly authorized by all necessary corporate action on the part of the Escrow Agent and do not require any stockholder approval or consent of any trustee or holder of any indebtedness or obligations of the Escrow Agent, (ii) do not and will not contravene, or result in a breach of or constitute any default under its charter documents or by-laws, or the provisions of any indenture, mortgage, contract or other agreement known to us, to which it is party or by which it or any of its properties is or may be bound or affected and (iii) does not and will not contravene any law or governmental rule or regulation of the United States of America or the State of Utah, or any order, judgment, injunction or decree known to us and applicable to or binding on the Escrow Agent or by which any of its properties is bound, or require the consent or approval of, the giving of notice to, or the registration with, or the taking of any action in respect of, or under, the laws of the United States of America or the laws of the State of Utah or any subdivision or agency thereof.

           3. Each of the Transaction Documents has been duly executed and delivered by the Escrow Agent and assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Escrow Agent, enforceable against the Escrow Agent in accordance with its terms.

           4. To our knowledge, there are no pending or threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Escrow Agent) against or affecting the Escrow Agent or any of its property before or by any court or administrative agency which, individually or in the aggregate, if adversely determined, (A) would adversely affect the ability of the Escrow Agent to perform its obligations under any of the Transaction Documents or (B) would call into question or challenge the validity of the Transaction Documents or the enforceability thereof.





                                                                  Exhibit D

            FORM OF OPINION OF VEDDER, PRICE, KAUFMAN & KAMMHOLZ

 Based upon and subject to the foregoing, it is our opinion that:

           1. Each of the Liquidity Documents constitutes the legal, valid and binding obligation of each of the parties thereto enforceable against such parties in accordance with its terms, except as such enforceability is limited by (i) bankruptcy, receivership, conservatorship, insolvency, fraudulent transfer, liquidation, reorganization, moratorium or other laws affecting creditors' rights and remedies generally from time to time in effect as the same may be applied in the event of the bankruptcy, receivership, conservatorship, insolvency, moratorium, liquidation, reorganization or similar situation of any such party, or other similar occurrence with respect to any such party or by laws affecting the rights of creditors of depository institutions, (ii) the possible judicial application of foreign laws or governmental action affecting creditors' rights generally, (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), public policy and applicable law relating to fiduciary duties, and (iv) any implied covenant of good faith and fair dealing.

           2. ABN AMRO Bank N.V. is licensed by the Office of Banks and Real Estate of the State of Illinois to maintain its branch at 135 LaSalle Street, Chicago, Illinois (the "Branch"), in accordance with the banking law of the State of Illinois and the Branch has the full power, authority and legal right to execute and deliver the Liquidity Documents.

           3. The execution, delivery and performance by ABN AMRO of the Liquidity Documents, and the consummation of the transactions contemplated therein do not violate any banking law, or any governmental rule or regulation relating thereto, of the United States of America, the State of Illinois or the State of New York.

           4. No authorization, consent, approval or other action by, and no notice to or filing with, any banking authority or regulatory body of the United States of America, the State of Illinois or the State of New York is required for the due execution, delivery and performance by ABN AMRO of the Liquidity Documents other than administrative and ministerial filings which ABN AMRO is obligated to make in the ordinary course of its business (which filings we have assumed have been and will continue to be made in a timely manner).

           5. The payment obligations of ABN AMRO under the Liquidity Documents constitute unsecured and unsubordinated obligations of ABN AMRO.





                                                                  Exhibit E

                 FORM OF OPINION OF SHEARMAN & STERLING AND
                    IN-HOUSE COUNSEL FOR THE DEPOSITARY

 Based upon and subject to the foregoing, we are of the opinion that:

           1. The Deposit Agreement constitutes the legal, valid and binding obligation of Citibank, enforceable in accordance with its terms.

           2. Subject to the provisions of 12 U.S.C. section 1821, the obligations of Citibank under the Deposit Agreement will rank equally with the unsecured deposit obligations of Citibank and all other unsecured indebtedness of Citibank that is not contractually subordinated to the payment of such obligations.

           3. The Bank is duly organized and validly existing under the Federal laws of the United States and is duly qualified to conduct banking business in the State of New York.

           4. The execution, delivery and performance by the Bank of the Deposit Agreement, and the transactions contemplated thereby, have been duly authorized by all necessary actions and proceedings by or on behalf of the Bank, do not contravene the Articles of Incorporation or By-Laws of the Bank and do not violate any law or regulation of the United States of America or the State of New York or, to the best of my knowledge, any order, writ, injunction or decree of any court or governmental agency against the Bank.

           5.   The Bank has duly executed and delivered the Deposit
 Agreement.

           6. No authorization, consent or approval of or other action by, and no notice to or filing with, any United States Federal or New York state governmental authority or regulatory body is required for the execution, delivery or performance by the Bank of the Deposit Agreement.

           7. To the best of my knowledge after due inquiry, there is no pending or threatened action, suit, investigation or proceeding against or affecting the Bank or any of its property before or by any court or administrative agency in the State of New York that, if adversely determined, (i) would adversely affect the ability of the Bank to perform its obligations under the Deposit Agreement or (ii) would call into question or challenge the validity of the Deposit Agreement or the enforceability thereof in accordance with the terms thereof.